IESI CORPORATION
                                                   2301 Eagle Parkway, Suite 200
                                                             Ft. Worth, TX 76177
[LOGO]                                                    Phone No. 817-632-4000
                                                            Fax No. 817-632-4542
IESI
================================================================================

Contact:
Thomas J. Cowee
Senior VP and Chief Financial Officer
817-632-4005
tjcowee@iesi.com

          IESI CORPORATION REPORTS THIRD QUARTER 2003 FINANCIAL RESULTS

FORT WORTH, TX - NOVEMBER 10, 2003 - IESI Corporation today reported that revenue for the three months ended September 30, 2003 increased 12.2% to $64.2 million, as compared with revenue of $57.2 million for the corresponding three-month period in 2002. Income from operations for the three months ended September 30, 2003 was $4.9 million, substantially the same as the corresponding period in 2002. Net income for the three months ended September 30, 2003 was a loss of $(2.7) million, as compared with a loss of $(264,000) for the corresponding period in 2002.

Revenue for the nine months ended September 30, 2003 increased 15.5% to $180.5 million, as compared with revenue of $156.2 million for the corresponding nine-month period in 2002. Income from operations for the nine months ended September 30, 2003 was $13.4 million, as compared with $16.1 million for the corresponding period in 2002. Loss before cumulative effect of change in accounting principle (related to the Company's adoption of SFAS No. 143) for the nine months ended September 30, 2003 was $(2.9) million, as compared with net income of $780,000 for the corresponding period in 2002. Effective January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 required the Company to change its method of accounting for landfill capping, closure and post-closure costs.

During the quarter, as previously announced, IESI purchased certain assets from Waste Corporation of Texas LP, a Waste Corporation of America company. The assets purchased consist of 3 hauling operations located in Mineral Wells, Stephenville, and Graham, Texas and one transfer station located in Granbury, Texas.

In addition, during the quarter, IESI commenced operations at three landfills in its South Region. The first, in early July was a landfill purchased from the City of Weatherford, Texas (approximately 30 miles west of Ft. Worth). In late August IESI opened two greenfield landfills in Richwoods, Missouri (approximately 50 miles southwest of St. Louis) and in Oakdale, Louisiana (approximately 60 miles north of Lake Charles and Lafayette).

On October 9, 2003, IESI acquired the stock of Seneca Meadows, Inc., the owner and operator of the Seneca Meadows Landfill in Seneca Falls, New York. The Seneca Meadows Landfill is a fully permitted municipal solid waste landfill located in the Finger Lakes Region of upstate New York, approximately 45 miles southeast of the City of Rochester, New York, that is permitted to accept an average of 6,000 tons of municipal solid waste per day. Revenue at the landfill for fiscal year 2002 was $47.7 million.

On October 10, 2003, IESI completed the sale of $47.5 million of new equity capital, primarily to existing shareholders and their affiliates and management. In addition, IESI plans to sell an additional $2.5 million to $7.5 million of equity. The new Series E Convertible Preferred Stock is the most senior class of IESI's equity and has substantially the same terms and conditions of the Company's outstanding Series D Preferred Stock. The new preferred stock was used to help finance the purchase of Seneca Meadows. To date, IESI has raised over $240.0 million of funded equity capital.

On the same day, IESI finalized a refinancing of its senior secured credit facility. The expanded $400.0 million senior secured credit facility is made up of a $200.0 million revolver and a $200.0 million term loan. The revolver matures October 2008 and the term loan matures in October 2010. The $200.0 million term loan and borrowings of $33.7 million under the revolver were used to refinance IESI's existing credit facility, and to finance the purchase price and expenses related to the Seneca Meadows acquisition. Future borrowings under the revolver will be available to finance acquisitions, capital expenditures, working capital and other general corporate purposes. The credit facility was rated as B1 and B+ by Moody's Investors Services and Standard and Poor's, respectively. Both agencies have given IESI a stable outlook. Fleet Securities, Inc. was the arranger for the facility, Fleet National Bank is the Administrative Agent and LaSalle National Bank Association is the Syndication Agent.

"The third quarter of 2003 was one of the most exciting quarters in our Company's history," said Mickey Flood, President and Chief Executive Officer of IESI. "We are now operating four more landfills than we operated at the end of the 2nd quarter. Seneca Meadows Landfill, the largest of the four, was a fantastic acquisition for us. Seneca Meadows Landfill is the largest landfill in New York State. This premier landfill solidifies our Northeast Region operations and promises to have a huge positive impact on our revenue growth and income from operations going forward. The other three new landfills, all of which are in our South Region, may not be as large as Seneca Meadows Landfill, but all should be catalysts for additional top and bottom line growth in the markets they are located and also to our Company. We could not have done these transactions without the continued support of our investors and bank group, and I thank each of them for their support."

The Company will host a conference call to discuss these results on Tuesday, November 11, 2003, at 9:00 a.m. (CT). You can listen to the conference call by calling (877) 329-7569 and asking for the IESI 3rd quarter conference call. A telephonic replay of the call will be available 24 hours a day beginning at 3:00 p.m. on November 11 through November 24, 2003 by calling (877) 347-9473, and entering replay #255579. A copy of this press release and any additional financial and statistical information relating to the three and nine months ended September 30, 2003 to be presented during the conference call will be available on the Company's website at www.iesi.com (go to "Press Room"). After November 24, 2003, a replay of the conference call will also be available at that website.

The Company is one of the leading regional, non-hazardous solid waste management companies in the United States. The Company provides collection, transfer, disposal and recycling services to 275 communities, including more than 545,000 residential and 55,000 commercial and industrial customers, in nine states.

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee" or other words or phrases of similar import. Similarly, statements that describe the Company's objectives, plans or goals are also forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. The Company urges you to carefully consider the factors set forth below in evaluating the forward-looking statements and cautions you not to place undue reliance on such forward-looking statements. There may also be additional risks that the Company does not presently know of or that the Company currently believes are immaterial which could also impair the Company's business. In light of these risks, uncertainties and assumptions, the forward-looking events may or may not occur.

Some of the factors that could affect the accuracy of the forward-looking statements are: the Company's business is capital intensive and may consume cash in excess of cash flow from the Company's operations and borrowings; the Company's growth strategy depends, in part, on the Company acquiring other solid waste management or related businesses and expanding the Company's existing landfills and other operations, which the Company may be unable to do; the Company may not be able to successfully manage its growth; competition could reduce the Company's profitability or limit its ability to grow; state and municipal requirements to reduce landfill disposal by encouraging various alternatives may adversely affect the Company's ability to operate its landfills at full capacity; the Company may lose contracts through competitive bidding or early termination, which would cause the Company's revenue to decline; the Company is geographically concentrated in the northeastern and southern United States and susceptible to those regions' local economies and regulations; the loss of the City of New York as a customer could have a significant adverse effect on the Company's business and operations; the Company's substantial debt could adversely affect its financial condition and make it more difficult for the Company to make payments with respect to its debt; despite the Company's current indebtedness, the Company and its subsidiaries may be able to incur substantially more debt, exacerbating the risks described above; the Company requires a significant amount of cash to service its debt, and the Company's ability to generate cash depends on many factors, some of which are beyond its control; the Company's failure to comply with the covenants contained in its senior credit facility or the indenture governing its 10 1/4% senior subordinated notes due 2012 (the "Notes"), including as a result of events beyond its control, could result in an event of default, which could materially and adversely affect the Company's operating results and financial condition; covenant restrictions in the Company's senior credit facility and the indenture governing the Notes may limit its ability to operate its business; the interests of the Company's controlling stockholders could conflict with those of other holders of the Company's securities; the Company depends heavily on its senior management; if the Company is unable to obtain performance or surety bonds, letters of credit or insurance, it may not be able to enter into additional municipal solid waste collection contracts or retain necessary landfill operating permits; the Company is subject to extensive legislation and governmental regulation that may restrict its operations or increase its costs of operations; the Company may not be able to obtain permits it requires to operate its business; the Company may be subject to legal action relating to compliance with environmental laws; the Company may have liability for environmental contamination; and the Company will always face the risk of liability, and insurance may not always be available or sufficient.

Additional information regarding these and other factors which could materially affect the forward-looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including the risk factors detailed in Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The forward-looking statements contained herein are made only as of the date of this press release and the Company undertakes no obligation to publicly update the forward-looking statements to reflect new information, subsequent events or otherwise.


                        IESI CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND OTHER FINANCIAL DATA
                                   (UNAUDITED)



                                                         NINE MONTHS ENDED                        THREE MONTHS ENDED
                                                           SEPTEMBER 30,                            SEPTEMBER 30,
                                                     2003                 2002                 2003                2002
                                               -----------------    -----------------    -----------------    ----------------

Services revenue..........................     $    180,488,860      $   156,248,844     $     64,175,475     $    57,220,618
Costs and expenses:
   Operating..............................          117,926,153          100,715,715           41,542,717          37,721,114
   General and administrative.............           23,004,009           19,377,201            8,207,212           7,267,867
   Depreciation, depletion and
   amortization...........................           26,148,547           20,095,208            9,562,973           7,306,915
                                               -----------------    -----------------    -----------------    ----------------
                                                    167,078,709          140,188,124           59,312,902          52,295,896
Income from operations....................           13,410,151           16,060,720            4,862,573           4,924,722
Interest expense, net.....................          (13,778,137)          (9,834,068)          (4,820,285)         (4,169,637)
Loss on termination of interest rate swaps                   --             (825,665)                  --                 --
Loss on extinguishment of debt............                   --             (585,591)                  --                 --
Other income (expense), net...............             (260,227)            (131,164)            (146,772)            (77,915)
                                               -----------------    -----------------    -----------------   -----------------
Income (loss) before income taxes.........             (628,213)           4,684,232             (104,484)            677,170
Income tax expense........................           (2,314,080)          (3,903,969)          (2,562,975)           (940,704)
                                               -----------------   -----------------    -----------------   ------------------
Income (loss) before cumulative effect of
   change in accounting principle.........           (2,942,293)             780,263           (2,667,459)           (263,534)

Cumulative effect of change in accounting
   principle net of income tax benefit of
   $0.....................................           (1,476,450)                  --                   --                 --
                                               -----------------   -----------------    -----------------   ----------------
Net income (loss).........................      $    (4,418,743)     $       780,263     $     (2,667,459)    $      (263,534)
                                               =================   =================    =================   ==================

Pro forma income (loss) before cumulative
   effect of change in accounting
   principle, assuming change in
   accounting principle described in Note
   2 was applied retroactively............      $    (2,942,293)     $       475,906     $     (2,667,459)    $      (379,042)
                                               =================    =================    =================    ================




 (1) In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), the Company also discloses "income from operations before depreciation, depletion and amortization," which is not a GAAP measure. Pursuant to recent SEC guidance on the application of Regulation G and other rules affecting the use and disclosure of non-GAAP financial measures, going forward, the Company will no longer use the acronym "EBITDA" or "earnings before interest, taxes, depreciation and amortization" and instead will now use the phrase "income from operations before depreciation, depletion and amortization." This is a change in name only and not a change in the way the Company calculates current or prior results for this financial measure.


          The Company believes that its presentation of income from operations before depreciation, depletion and amortization is useful to investors because it is an indicator of the strength and performance of the Company's ongoing business operations, including the Company's ability to fund capital expenditures and the Company's ability to incur and service debt. In addition, certain covenants in the Company's senior credit facility are tied to a substantially similar measure (which permits the Company to add back certain additional amounts to income from operations). While depreciation, depletion and amortization are considered operating costs under GAAP, these expenses represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in current and prior periods. The Company also uses income from operations before depreciation, depletion and amortization to evaluate its operations and management performance. Following is a reconciliation of income from operations before depreciation, depletion and amortization to income from operations:



                                                     THREE MONTHS ENDED              NINE MONTHS ENDED
                                                       SEPTEMBER 30,                   SEPTEMBER 30,
                                              -----------------------------------------------------------------
                                                   2003              2002          2003              2002
                                              ----------------  -----------------------------------------------
     Income from operations before               $ 14,425,546   $  12,231,637    $39,558,698    $  36,155,928
        depreciation, depletion and
        amortization

     Depreciation, depletion, and amortization     (9,562,973)     (7,306,915)   (26,148,547)     (20,095,208)
                                              ----------------  -----------------------------------------------
     Income from operations                       $ 4,862,573   $   4,924,722    $13,410,151    $  16,060,720



The table below shows, for the periods indicated, the percentage of our total reported revenue attributable to each of our types of service:

                              THREE MONTHS ENDED          NINE MONTHS ENDED
                                SEPTEMBER 30,               SEPTEMBER 30,
                           -----------------------------------------------------
                                2003             2002        2003        2002
                           --------------   ------------------------------------
        Collection              70.5%            67.3%      70.8%        66.5%
        Transfer                18.7%            22.3%      19.1%        23.0%
        Landfill                 8.1%             6.8%       7.1%         6.8%
        Recycling                2.4%             3.1%       2.6%         3.0%
        Other                    0.3%             0.5%       0.4%         0.7%
                           --------------   ------------------------------------
        Total                  100.0%           100.0%        100.0%    100.0%

The table below shows, for the periods indicated, the components of our revenue growth:

                          THREE MONTHS ENDED            NINE MONTHS ENDED
                            SEPTEMBER 30,                  SEPTEMBER 30,
                          ---------------------------------------------------
                               2003             2002      2003       2002
                          --------------   ----------------------------------
        Acquisition              7.5%             9.9%     9.9%        5.8%
        Price                    1.8%             3.9%     2.9%        3.4%
        Volume                   2.9%             4.4%     2.7%        4.4%
                          --------------   ----------------------------------
        Total                   12.2%            18.2%    15.5%       13.6%


                        IESI CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                                           SEPTEMBER 30,     DECEMBER 31,
                                                                                               2003              2002
                                                                                          ----------------  ---------------
                                                                                                    (UNAUDITED)
   Current assets:
   Cash and cash equivalents........................................................      $     3,174,863   $    2,589,726
   Accounts receivable-trade, less allowance of $1,153,000 and $941,000 at
     September 30, 2003 and December 31, 2002, respectively.........................           33,320,825       27,516,534
   Deferred income taxes............................................................              849,163          849,649
   Prepaid expenses and other current assets........................................            5,601,758        3,949,590
                                                                                          ----------------  ---------------
   Total current assets.............................................................           42,946,609       34,905,499
   Property and equipment, net of accumulated depreciation of $95,969,000 and
     $73,475,000 at September 30, 2003 and December 31, 2002, respectively..........          272,276,665      241,869,538
   Goodwill.........................................................................          137,707,911      128,409,308
   Other intangible assets, net.....................................................           23,627,979       22,666,277
   Other assets.....................................................................            5,269,776        3,001,394
                                                                                          ----------------  ---------------
   Total assets.....................................................................      $   481,828,940   $  430,852,016
                                                                                          ================  ===============
   Liabilities and Stockholders' Equity (Deficit)
   Current liabilities:
   Accounts payable--trade...........................................................     $    21,351,052   $   17,086,458
   Accrued expenses and other current liabilities...................................           20,333,980       13,387,878
   Deferred revenue.................................................................            5,554,992        3,777,101
   Current portion of long-term debt................................................               87,055          184,825
                                                                                          ----------------  ---------------
   Total current liabilities........................................................           47,327,079       34,436,262
   Long-term debt...................................................................          239,415,599      198,386,401
   Accrued environmental and landfill costs.........................................           12,580,136       12,539,318
   Deferred income taxes............................................................            8,472,303        6,770,058
   Other liabilities................................................................            1,326,123        1,593,534
                                                                                          ----------------  ---------------
   Total liabilities................................................................          309,121,240      253,725,573
   Commitments and contingencies....................................................
   Redeemable preferred stock:
   Redeemable Series A Convertible Preferred Stock, 32,000 shares authorized, issued and outstanding, liquidation preference of $40,000,000 at September 30,
     2003 and December 31, 2002.....................................................           39,683,637       39,683,637
   Redeemable Series B Convertible Preferred Stock, 20,100 shares authorized, issued and outstanding, liquidation preference of $25,125,000 at September 30,
     2003 and December 31, 2002.....................................................           24,808,636       24,808,636
   Redeemable Series C Convertible Preferred Stock, 55,000 shares authorized, issued and outstanding, liquidation preference of $101,769,703 and $91,247,703
     at September 30, 2003 and December 31, 2002, respectively......................           99,727,242       89,205,242
   Redeemable Series D Convertible Preferred Stock, 145,000 shares authorized,
     55,000 shares issued and outstanding, liquidation preference of $67,020,688
     and $62,272,416 September 30, 2003 and at December 31, 2002, respectively......           64,400,811       59,652,539
                                                                                          ----------------  ---------------
   Total redeemable preferred stock.................................................          228,620,326      213,350,054
   Stockholders' equity (deficit):
   Common stock, par value $.01: Authorized shares: Class A--3,600,000, Class B
     Convertible--450,000, at September 30, 2003 and December 31, 2002; issued and outstanding shares: Class A--142,000, Class B Convertible--112,980, at
     September
     30, 2003 and December 31, 2002.................................................                2,550            2,550
   Additional paid-in capital.......................................................                   --               --
   Accumulated deficit..............................................................          (55,915,176)     (36,226,161)
                                                                                          ----------------  ---------------
   Total stockholders' equity (deficit).............................................          (55,912,626)     (36,223,611)
                                                                                          ----------------  ---------------
   Total liabilities and stockholders' equity (deficit).............................      $   481,828,940   $  430,852,016
                                                                                          ================  ===============



                        IESI CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                            FOR THE NINE MONTHS ENDED
                                                                                   SEPTEMBER 30,
                                                                       ---------------------------------------
                                                                             2003                2002
                                                                       ------------------  -------------------
OPERATING ACTIVITIES:

Net income (loss)....................................................   $     (4,418,743)  $        780,263
Cumulative effect of change in accounting principle..................          1,476,450                 --
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
   Depreciation, depletion and amortization..........................         26,148,547         20,095,208
   Amortization of deferred financing costs..........................          1,947,633          1,724,437
   Capping, closure and post-closure accretion.......................            912,869                 --
   Provision for doubtful accounts...................................            957,195            980,000
   Loss on extinguishment of debt....................................                 --            585,591
   Deferred income tax expense.......................................          1,702,245          3,481,889
   Changes in operating assets and liabilities, net of effects of acquired waste management operating assets and liabilities:
   Accounts receivable...............................................         (5,241,814)         1,490,128
   Prepaid expenses and other current assets.........................         (1,645,484)           267,822
   Accounts payable..................................................          4,264,594         (2,072,527)
   Accrued expenses and other liabilities............................          4,170,583            277,714
   Capping, closure and post closure expenditures....................           (641,725)          (544,898)
                                                                       ------------------  -----------------
Net cash provided by operating activities............................         29,632,350         28,374,595
INVESTING ACTIVITIES:
Purchases of property and equipment..................................        (34,502,731)       (20,500,196)
Acquisitions of waste management operations..........................        (25,385,508)       (39,063,274)
Initial development costs for newly acquired permitted landfills.....         (6,018,195)                --
Capitalized interest.................................................         (1,368,009)        (1,263,697)
Deferred costs associated with transactions in process...............         (1,776,663)        (1,598,487)
                                                                       ------------------  -----------------
Net cash used in investing activities................................        (69,051,106)       (62,425,654)
FINANCING ACTIVITIES:
Borrowings under long-term debt......................................         50,500,000        193,300,000
Payments on long-term debt...........................................        (10,044,741)      (151,013,676)
Debt issue costs.....................................................           (451,366)        (6,976,388)
Payments on interest rate swap termination...........................                 --           (825,665)
                                                                       ------------------  -----------------
Net cash provided by financing activities............................         40,003,893         34,484,271
                                                                       ------------------  -----------------
Net increase in cash and cash equivalents............................            585,137            433,212
Cash and cash equivalents at beginning of period.....................          2,589,726          2,171,384
                                                                       ------------------  -----------------
Cash and cash equivalents at end of period...........................    $     3,174,863   $      2,604,596
                                                                       ==================  =================
